Exhibit (h)(i)(C)(1)

                                  AMENDMENT TO

                               SERVICES AGREEMENT

     This Amendment (the "Amendment") dated as of July 31, 2006 amends the Services Agreement (as amended to date, the "Agreement") dated as of October 1, 2004 between BISYS Fund Services Ohio, Inc. ("BISYS") and Fifth Third Asset Management, Inc. ("FTAM").

     WHEREAS, pursuant to the Agreement, FTAM performs certain services for BISYS; and

     WHEREAS, the parties wish to extend and amend the term of the Agreement.

     NOW THEREFORE, BISYS and FTAM, in exchange for good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties, agree as follows:

     1.   Extension of Term.

     Section 5 of the Agreement is hereby amended to extend the end of the Initial Term to May 31, 2007.

     2.   Miscellaneous.

          (a) Capitalized terms used but not defined in this Amendment have the respective meanings ascribed to them in the Agreement.

          (b) This Amendment supersedes all prior negotiations, understandings and agreements with respect to the subject matter covered in this Amendment, whether written or oral.

          I Except as expressly set forth in this Amendment, the Agreement remains unchanged and in full force and effect.

          (d) This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

          (e) Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.


                                    * * * * *

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     IN WITNESS WHEREOF, a duly authorized officer of each party has signed this
Amendment as of the date set forth above.

BISYS Fund Services Ohio, Inc.

By: /s/ Fred Naddaff
    ----------------
Name: Fred Naddaff
Title:   President

Fifth Third Asset Management, Inc.

By: /s/ Matthew A. Swendiman
    ------------------------
Name: Matthew A. Swendiman
Title: Secretary